                            AMERICAN BILTRITE INC.

P                 Annual Meeting of Stockholders May 4, 1995
R
O       This proxy is solicited on behalf of the Board of Directors
X
Y         The undersigned hereby appoints Roger S. Marcus, Richard G. Marcus, and William M. Marcus and each of them, as attorneys and proxies, with full power of substitution, to represent and to vote, as designated below, at the Annual Meeting of Stockholders of American Biltrite Inc. (the "Company") to be held in the America Room, 2nd floor, at the Bank of Boston, 100 Federal Street, Boston, Massachusetts on Thursday, May 4, 1995 at 9:00 A.M., Boston time, and at any adjournment thereof, all shares of Common Stock of the Company which the undersigned could vote if present in
++   such manner as such proxies may determine on any matters which may properly
++   come before the meeting and to vote on the following as specified on the
++   reverse side.
++
++            (Important - Please sign and date on reverse side)

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                                                                     SEE REVERSE
                                                                         SIDE
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[X] Please mark                                                   +
    votes as in                                                   +
    this example.                                                 +++++

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE PROPOSALS IN THEIR DISCRETION. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

1. ELECTION OF CLASS II DIRECTORS

Nominees:  John C. Garrels, 3rd. James S. Marcus, Roger S. Marcus

            FOR     WITHHELD
            [_]        [_]
For, except vote withheld from the following nominee(s):

________________________________________

                                      FOR      AGAINST     ABSTAIN
2. Increase authorized shares of      [_]        [_]         [_]
   Company stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL ABOVE.

                              MARK HERE
                             FOR ADDRESS  [_]
                              CHANGE AND
                             NOTE AT LEFT

NOTE: Signature(s) should agree with name(s) as printed hereon. All joint owners and fiduciaries should sign. When signing as attorney, executer, administrator, trustee, guardian or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer's office of authority. If a partner, sign in partnership name, by authorized person.

PLEASE FILL IN DATE, SIGN AND    Signature:  __________________ Date ___________
MAIL THIS PROXY IN THE ENCLOSED
POST-PAID RETURN ENVELOPE.       Signature:  __________________ Date ___________